Exhibit 23.1

[LETTERHEAD OF M&K CPAS, PLLC]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form S-8 of ARC Group, Inc. (the “Company”), Registration No. 333-176383, of our report dated April 14, 2016, relating to the Company’s financial statements appearing in Form 10-K for each of the years ended December 31, 2015 and December 28, 2014.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
April 14, 2016